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                                                                      EXHIBIT 15


                                        June 7, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Attention: Filing Desk, Stop 1-4
Washington, D.C. 20549-1004

                Re: Fortune Brands, Inc.
                    --------------------

        We are aware that our report dated May 13, 1999, on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three-month period ended March 31, 1999 included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, has been incorporated by reference into this Registration Statement on Form S-3 (Registration No. 333-76371). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statement or certification by us within the meaning of Sections 7 and 11 of that Act.

                                        Very truly yours,


                                        PricewaterhouseCoopers LLP

11 Madison Avenue
New York, New York 10010